World Energy Solutions, Inc.

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between World Energy Solutions, Inc., a Florida corporation ("Employer" or the "Company"), with its principal place of business located at 3900A 31st Street North, St. Petersburg, Florida 33714 and Benjamin C. Croxton ("Employee"), and is effective as of the date set forth below.

     The parties to this Agreement state and acknowledge as follows:

     Section 1 - Recitals - The Employer is engaged in the design, manufacture and sale of transient surge suppression devices and is a provider of other goods and services in the electrical energy conservation and management industry.

     The Employee is willing to be employed by the Employer, and the Employer is willing to employ the Employee, in accordance with the terms, covenants, and conditions as set forth in this Agreement.

     In consideration of the mutual promises contained herein and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Employer and the Employee agree as follows:

     Section 2 - Effective Date - Employment shall begin on January 31, 2006. If Employer has previously hired Employee, pursuant to a different agreement, this Agreement shall supercede it, shall take priority over it, and all previous agreements relating to the subject matter of this Agreement shall be deemed null and void except that all prohibitions against Employee misappropriating or misusing confidential information, trade secrets and soliciting clients of Employer shall continue to be enforceable back to the original date of execution of such other agreements.

     Section 3 - Employment Title and Duties - The Employer shall employ the Employee in the capacity of President. The Employee shall be subordinate to and report only to the Company Chairman. The duties associated with this employment include, but are not limited to, managing the Company's corporate finance strategic and tactical plans, and energy conservation technologies, and marketing systems, and human resources operations, and designing and developing Company strategic and tactical management plans, and designing and developing Company technology systems, and mergers and acquisitions; representation of the Company's interests to vendors, agencies, media and other third parties; providing office-based or field-based training and support to Company's personnel; and performance of other tasks as instructed by Company.

     This Agreement establishes an executive management position for the Company whereby the Employee will exercise certain fiduciary responsibilities on behalf of the Company. The Employee agrees to act in directly authorizing expenditures, executing agreements, negotiating purchases or payments, or in conducting any other activity on behalf of the Company that involves the executive acceptance of liability on behalf of the Company. Company agrees to provide Employee with all necessary tools, equipment, information, and access to Company data, personnel, facilities, and relationships in order for Employee to adequately perform the Employee's job duties. The Company agrees to provide Errors and Omissions insurance for Employee during the term of this agreement once signing authority is required.

     The Employee accepts this employment, subject to the general supervision of and pursuant to the orders and direction of the Employer. The Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by the Employer. The Employee shall also render such other and unrelated services and duties as the Employer may assign from time to time.

     Section 4 - Compensation of the Employee - The Employer shall compensate Employee for Employee's services rendered under this Agreement, as follows:

          a. Base salary of three thousand dollars ($3,000) per week;

          b. All other Company benefits for employees as described in the Company's Employee Handbook; and

          c. Issuance of 600,000 shares of common stock of the Company in connection with an offering of securities conducted by the Company pursuant to United States Securities and Exchange Commission Form S-8.

     Section 5 - Best Efforts of the Employee - Employee agrees to perform all of the duties pursuant to the express and implicit terms of this contract to the reasonable satisfaction of Employer. Employee further agrees to perform such duties faithfully and to the best of his/her ability, talent, and experience, and spend full-time (at least forty (40) hours per week) on Employer's business.

     Section 6 - Place of Employment - Employee shall render such duties at the principal place of business of Employer and at such other places as Employer shall require or as the interest, needs, business, or opportunity of Employer shall require.

     Section 7 - Restrictive Covenant -

          a. Employer  is  engaged  in the  design,  manufacture  and  sale  of transient surge suppression devices and is a provider of other goods and services in the electrical energy conservation and management industry. Employee expressly covenants and agrees that during his or her employment and for a period of three (3) months following termination of such employment, whether termination is by Employer, with or without cause, wrongful discharge, or for any other reason whatsoever, or by Employee (such period of time is hereinafter referred to as the "Restrictive Period"), Employee shall not, directly or indirectly, for himself or herself, or on behalf of others, as an individual on Employee's own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for any person, partnership, firm, corporation, or other entity, enter into, engage in, accept employment from, or participate in, any business that is in competition with the business of Employer within a 200 mile radius of any business location of Employer.

          b. Without limiting the restriction of Paragraph 7(a), above, Employee specifically agrees that during the Restrictive Period, Paragraph 7(a) prohibits Employee, in any of the capacities identified in Paragraph 7(a), from soliciting and/or accepting business from Employer's customers. Employee acknowledges and agrees that the term "customers" includes any individual that has purchased any product or service from Employer and/or any entity that is wholly or partially owned by the Company (all of such entities being hereinafter referred to as the "Affiliated Entities"), that has attended any seminar or training seminar produced or promoted by Employer and/or the Affiliated Entities, or that has otherwise responded to any advertisement disseminated by Employer and/or the Affiliated Entities.

          c. This covenant is given and made by Employee to induce Employer to employ Employee, and Employee acknowledges sufficiency of consideration for this covenant.

          d. This covenant shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against Employer or any Affiliated Entity shall not constitute a defense to the enforcement of this covenant. Employer has performed all obligations entitling it to this covenant and it is therefore not executory or otherwise subject to rejection under the Bankruptcy Code.

          e. Employee agrees that these covenants are supported by legitimate business interests, including, but not limited to: Employer's valuable, confidential business information and "trade secrets" as defined in Chapters 688 and 812 of the Florida Statutes, which include, but are not limited to, the Employer's unique marketing plans, advertising strategy and/or methodology for doing business, business plans, financial plans, forms, training manuals and customer lists, which have been provided to the Employee solely for use in Employer's business, and which the Employee agrees have been developed through the Employer's expenditure of a great amount of time, money and effort to refine other existing plans, forms and lists in the industry, and which the Employee agrees contain detailed information that could not be independently created from public sources.

          f. Employee agrees that Employer's legitimate business interests also include, but are not limited to, extraordinary and specialized training provided to Employee by Employer, through, among other things and methodologies, the Employer's training manual, training tapes and, training classes. Employee acknowledges and agrees that he/she has received extraordinary and specialized training from the Company and that without such extraordinary and specialized training, he or she would be unable to successfully perform the duties required under this Agreement.

          g. Employee agrees that this covenant is reasonably necessary to protect the Employer's legitimate business interests, including, but not limited to, the interests identified in Sections 7(b), 7(e) and 7(f), above.

          h. This covenant may be enforced by the Employer's assignee or successor or any of the Affiliated Entities and Employee acknowledges and agrees that the Affiliated Entities are intended beneficiaries of this Agreement.

          i. If any portion of this covenant is held by an arbitration panel or court of competent jurisdiction to be unreasonable, arbitrary or against public policy for any reason, this covenant shall be divisible as to time, geographic area and line of business and shall be enforceable as to a reasonable time, area and line of business.

          j. If the Employee violates the Restrictive Covenant, in any capacity identified herein, any and all sales by Employee for himself or herself, other individual(s), partnership, corporation, joint venture, or any other entity with which he or she is associated, shall be conclusively presumed to have been made by the Employer, but for the violation.

          k. Employer and Employee agree that, should Employer be granted preliminary injunctive relief for alleged violation of Employee of the Restrictive Covenant, an injunction bond of no more than $2,500.00 shall be sufficient to indemnify the Employee for any costs or damages that he or she might incur if the court determines that the Employee was wrongfully enjoined.

          l. Employee agrees that any failure of Employer to enforce the Restrictive Covenant against any other Employee, for any reason, shall not constitute a defense to enforcement of the Restrictive Covenant.

          m. Employer agrees that this section does not include business or personal relationships, technologies, business strategies, developed by the employee prior to being employed by the company.

     Section 8 - Restrictive Covenant-Remedies - Employer and Employee agree that in the event of a breach of the Restrictive Covenant, such a breach would irreparably injure Employer and would leave it with no adequate remedy at law, and if legal proceedings should have to be brought by Employer to enforce the Restrictive Covenant, Employer shall be entitled to all available civil remedies, including:

          a. Temporary and permanent injunctive relief restraining the Employee from violating, directly or indirectly, the restrictions of the Restrictive Covenant in any capacity identified in Section 7, supra, and restricting third parties from aiding and abetting any violations of the Restrictive Covenant.

          b. Attorney's fees in arbitration, trial and appellate courts.

          c. Costs and expenses of investigation and litigation, including expert fees, deposition costs, bond premiums, and other costs and expenses.

          d. Nothing in this Agreement shall be construed as prohibiting Employer from pursuing any other legal or equitable remedies available to it for breach or threatened breach of the Restrictive Covenant.

     Section 9 - Confidentiality Agreement - Employee agrees to the terms of the Confidentiality Agreement attached hereto as Addendum A and has signed that Agreement. Employee further acknowledges that Employer owns, and he or she acquires no proprietary interest in, client files, client lists, know-how, business information, discoveries, inventions or improvements that he or she develops while in the employment of Employer and agrees that he or she will provide all such information to Employer for the Employer to seek appropriate protection.

          a. Employee also acknowledges that the Employer's customer/client list maintained on the Employer's database and in the Employer's files was compiled by the Employer's expenditure of a great amount of time, money and effort and that the list contains detailed customer information that could not be created independently from public sources. Accordingly, Employee agrees that the Employer's customer/client list constitutes a "trade secret" and is subject to protection under the Florida Uniform Trade Secrets Act.

          b. Employee agrees that upon termination of employment, whether termination is by the Employer, with or without cause, wrongful discharge, or for any other reason whatsoever, or by the Employee, Employee shall return all copies, in whatever form, including hard copies and computer disks, of such customer/client list to the Employer, and Employee shall delete any copy of the customer/client list on any computer file or database maintained by Employee. Further, Employee agrees that unauthorized retention of any such copies shall constitute "civil theft" as such term is defined in Chapter 772 of the Florida Statutes.

          c. Employee also agrees that Employee shall not, at any time following termination of employment, whether termination is by the Employer, with or without cause, wrongful discharge, or for any other reason whatsoever, or by the Employee, use or disclose the Employer's customer/client list, directly or indirectly, for himself or herself, or on behalf of others, as an individual on Employee's own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for any person, partnership, firm, corporation, or other entity.

     Section 10 - Importance of Certain Clauses - Employee and Employer state that the Restrictive Covenant and Confidentiality Agreement incorporated into this contract are material terms of this contract and all parties understand the importance of such provisions to the ongoing business of Employer. As such, because Employer's continued business and viability depend on the protection of such secrets and non-competition, these clauses are interpreted by the parties to have the widest and most expansive applicability as may be allowed by law and Employee understands and acknowledges his or her understanding of same.

     Section 11 - Consideration - Employee acknowledges and agrees that the provision of Employment under this Agreement and the execution by Employer of this Agreement constitute full, adequate and sufficient consideration to Employee for the Employee's duties, obligations and covenants under this Agreement.

     Section 12 - Indebtedness - If, during the course of Employee's employment under this Agreement, Employee becomes indebted to Employer for any reason, Employer may, if it so elects, set off any sum due to Employer from Employee and collect from Employee any remaining balance.

     Section 13 - Vacation and Holidays - Vacation time shall be consistent with the standards set forth in the Employee Handbook, as revised from time to time or as otherwise published by the Company. Further, before taking vacation and holiday time, Employee must submit a written request to take such time and such request must be approved by the Employer.

     Section 14 - Illness - The Employee shall not be entitled to any compensation for sick leave.

     Section 15 - Severance - Severance pay shall be paid in accordance with the following guidelines:

          a. Fifty-two (52) weeks of the current base salary will be paid.

     Section 16 - Exit Interview - Upon the effective date of termination of employment, the Employee shall participate in an exit interview with Employer and certify in writing that the Employee has complied with his or her contractual obligations and agrees to comply with his or her continuing obligations under this Agreement, including, but not limited to, the Restrictive Covenant and the Confidentiality Agreement. The Employee shall also provide the Employer with information concerning the Employee's subsequent employer and the capacity in which the Employee will be employed. The Employee's failure to comply shall be a material breach of this Agreement, for which the Employer, in addition to any other civil remedy, may seek equitable relief.

     Section 17 - Death - If Employee dies during the term of his or her employment, Employer shall pay to the Employee's estate outstanding commissions consistent with the terms of this Agreement, and Employer shall have no further financial obligations under this Agreement.

     Section 18 - Indemnity - Employee shall indemnify Employer and hold Employer harmless for any and all damages, liabilities, settlements, costs, judgments, arbitration awards, administrative fines and attorneys fees arising from any acts, omissions or decisions made by Employee while performing services for Employer, where such acts and/or decisions are determined by arbitrators, a court or jury to be fraudulent, negligent, and/or to constitute a breach of fiduciary duty or in the event Employer, in the exercise of its business judgment, determines to settle any claim made by any individual against the Company regarding the conduct of Employee. Any amount due and owing to the Company under this paragraph may be collected at the Company's discretion from outstanding commissions otherwise payable to Employee.

     Section 19 - Effect of Partial Invalidity - The invalidity of any portion of this Agreement shall not affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall remain in full force and effect.

     Section 20 - Entire Agreement - This Agreement reflects the complete agreement between the parties and shall supersede all other agreements, either oral or written, between the parties. The parties stipulate that neither of them, nor any person acting on their behalf has made any representations except as are specifically set forth in this Agreement and each of the parties acknowledges that they have not relied upon any representation of any third party in executing this Agreement, but rather have relied exclusively on their own judgment in entering into this Agreement.

     Section 21 - Assignment - Employer may sell, assign or transfer its interest and rights under this Agreement at its sole discretion and without approval of Employee. All rights and entitlements arising from this Agreement, including but not limited to those protective covenants and prohibitions set forth in paragraph 7 herein, shall inure to the benefit of any purchaser, assignor or transferee of this Agreement and shall continue to be enforceable to the extent allowable under applicable law. Neither this Agreement, nor the employment status conferred with its execution is assignable or subject to transfer in any manner by Employee.

     Section 22 - Notices - All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, to the address shown on the first page of this Agreement, or to such subsequent addresses as the parties shall so designate in writing.

     Section 23 - Remedies - If any action at law, equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, Employer shall be entitled to recover its reasonable attorneys' fees and costs from Employee.

     Section 24 - Amendment/Waiver - No waiver, modification, amendment or change of any term of this Agreement shall be effective unless it is memorialized in a writing signed by both parties. No waiver by Employer of any breach or threatened breach of this Agreement shall be construed as a waiver of any subsequent breach.

     Section 25 - Governing Law, Venue and Jurisdiction - This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of Florida without regard to any conflicts of laws, statutes, rules, regulations or ordinances. Employee consents to personal jurisdiction and venue in the Circuit Court in and for Pinellas County, Florida regarding any action arising under the terms of this Agreement and any and all other disputes between with Employer.

     Section 26 - Arbitration- Any and all controversies and disputes between Employee and Employer arising from this Agreement or regarding any other matter whatsoever shall be submitted to arbitration before the American Arbitration Association, utilizing its Commercial Rules. Any arbitration action brought pursuant to this section shall be heard in St. Petersburg, Pinellas County, Florida. The Circuit Court in and for Pinellas County, Florida shall have concurrent jurisdiction with any arbitration panel for the purpose of entering temporary and permanent injunctive relief.

     Section 27 - Headings - The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 28 - Miscellaneous Terms - The parties to this Agreement declare and represent that:

          a. They have read and understand this Agreement;

          b. They have been given the opportunity to consult with an attorney if they so desire;

          c. They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

          d. They have retained signed copies of this Agreement for their records; and

          e. The rights, responsibilities and duties of the parties hereto, and the covenants and agreements contained herein, shall continue to bind the parties and shall continue in full force and effect until each and every obligation of the parties under this Agreement has been performed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 31st day of January, 2006.


                                                /s/ Benjamin C. Croxton
                                                --------------------------------
                                                Employee Signature
                                                Benjamin C. Croxton


                                                WORLD ENERGY SOLUTIONS, INC.

                                                By: /s/ Mike Prentice
                                                --------------------------------
                                                Mike Prentice
                                                Chairman of the Board